Exhibit 99.1

Cambium Learning Group Announces Second Quarter Earnings

Technology-Enabled Products Continue Growth Trajectory

DALLAS, August 8, 2013 — Cambium Learning Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services, announced today its financial results for the second quarter of 2013.

	Three Months Ended				Six Months Ended
($ in millions)	June 30, 2013	June 30, 2012	$ Change	% Change	June 30, 2013	June 30, 2012	$ Change	% Change
GAAP net revenues	$42.8	$40.4	$2.4	5.8%	$74.2	$68.3	$5.9	8.7%
Change in deferred revenue	(1.6)	0.3	(1.9)	(626.2)%	(9.5)	(6.8)	(2.8)	(40.6)%
GAAP net income (loss)	0.4	(22.5)	22.9	101.9%	(8.6)	(42.7)	34.1	79.8%
EBITDA	10.7	(9.7)	20.4	210.4%	11.2	(17.0)	28.2	166.0%
Adjusted EBITDA	11.2	7.5	3.6	48.4%	13.4	4.4	9.0	205.7%

For the first half of 2013, company-wide order volumes decreased 5% compared to the first half of 2012, and order volume changes by segment were as follows:

•	Voyager Sopris Learning decreased 10%

•	Learning A-Z increased 11%

•	ExploreLearning increased 23%

•	Kurzweil/IntelliTools decreased 14%

The Company’s Voyager Sopris Learning and Kurzweil/IntelliTools segments experienced order volume challenges in the first half of 2013, while Learning A-Z and ExploreLearning continued their double digit growth.

“Learning A-Z and ExploreLearning have a compelling value proposition in today’s educational market with quality content and innovative and award-winning technology. We expect continued growth from these business units,” said John Campbell, chief executive officer of Cambium Learning Group, Inc. “We have been slow to execute our strategy of transitioning the Voyager Sopris Learning and Kurzweil/IntelliTools products to the innovative technology-based learning solutions demanded by today’s market, which has impacted our top line growth. We believe our ongoing development efforts will result in a product portfolio that provides school districts with updated technology and solutions that address the issues teachers are facing with the new Common Core State Standards. Voyager Sopris Learning’s recent release of the adolescent intervention literacy solution LANGUAGE! Live and Kurzweil/IntelliTools’ firefly offering, a subscription solution which has shown strong growth year over year, are examples of the types of products that we believe will reverse the downward top-line trend,” continued Mr. Campbell.

Other highlights include:

•

GAAP net revenues for the first half of 2013 increased by 9% to $74.2 million, compared with $68.3 million in the first half of 2012. In addition to the order volume improvement in the Company’s subscription businesses, deferred revenue balances decreased by $9.5 million in the first half of 2013, as the Company recognized revenue on prior-period technology and service sales that were delivered during the period. Comparatively, deferred revenue balances decreased by $6.8 million in the first half of 2012.

•	GAAP net revenues by segment for the first half of 2013, and the percentage change from the first half of 2012, were as follows:

•	Voyager Sopris Learning: $45.8 million, increased 6%

•	Learning A-Z: $15.7 million, increased 27%

•	ExploreLearning: $7.8 million, increased 13%

•	Kurzweil/IntelliTools: $4.9 million, decreased 17%

•

On an adjusted basis, EBITDA was $13.4 million in the first half of 2013, up $9.0 million from $4.4 million in the first half of 2012. The increase in adjusted EBITDA was the result of the increase in net revenues and cost savings from the re-engineering and restructuring initiatives completed in 2012.

•

In the second quarter of 2013, the Company received a $12.3 million tax refund from the state of Michigan. Additionally, the Company was able to move $3.0 million of cash out of an escrow fund held for the benefit of a potential tax indemnity obligation which was not triggered. Both of these cash inflows are reflected as cash provided from operating activities. Portions of the Michigan settlement and the escrow account held for the benefit of the potential tax indemnity were in turn paid out to the holders of the contingent value rights issued in the Company’s 2009 merger with Voyager Learning Company. The contingent value rights payments of $7.7 million are reflected as cash used in investing activities.

•

The Company has cash and cash equivalents of $46.3 million on the balance sheet as of June 30, 2013. Cash provided by operations during the first half of 2013 was $11.0 million, cash used in investing activities was $15.6 million, and cash used in financing activities was $0.9 million. The Company’s operations are highly seasonal and the first half of the year is historically cash flow negative.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors, because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning Group is a leading educational solutions and services company that is committed to helping every student reach their full potential by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. Cambium is composed of four business units: Voyager Learning (www.voyagerlearning.com) and Sopris Learning (www.soprislearning.com), Learning A–Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), and Kurzweil/IntelliTools (www.kurzweiledu.com). Together, these business units provide best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; breakthrough technology solutions for online learning and professional support; valid and reliable assessments; and proven materials to support a positive and safe school environment. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:

Barbara Benson

Cambium Learning Group, Inc.

investorrelations@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.‘s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

# # #

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net revenues	$42,786	$40,429	$74,215	$68,284
Cost of revenues:
Cost of revenues	12,647	14,397	24,050	25,563
Amortization expense	4,281	6,579	7,988	12,949

Total cost of revenues	16,928	20,976	32,038	38,512
Research and development expense	2,528	2,652	4,859	5,984
Sales and marketing expense	11,715	12,041	22,048	23,937
General and administrative expense	4,880	5,061	11,673	10,806
Shipping and handling costs	399	954	698	1,281
Depreciation and amortization expense	1,220	1,591	2,436	3,250
Goodwill impairment	—	14,700	—	14,700
Embezzlement and related expense (recoveries)	115	44	115	(41)
Impairment of long-lived assets	—	320	—	3,111

Total costs and expenses	37,785	58,339	73,867	101,540
Income (loss) before interest, other income (expense) and income taxes	5,001	(17,910)	348	(33,256)
Net interest expense	(4,679)	(4,627)	(9,255)	(9,404)
Other income, net	211	37	430	73

Income (loss) before income taxes	533	(22,500)	(8,477)	(42,587)
Income tax benefit (expense)	(102)	23	(170)	(154)

Net income (loss)	$431	$(22,477)	$(8,647)	$(42,741)

Net income (loss) per common share:
Basic net income (loss) per common share	$0.01	$(0.45)	$(0.18)	$(0.86)
Diluted net income (loss) per common share	$0.01	$(0.45)	$(0.18)	$(0.86)
Average number of common shares and equivalents outstanding:
Basic	47,357	49,941	47,377	49,944
Diluted	47,637	49,941	47,377	49,944

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	As of
	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,271	$51,904
Accounts receivable, net	20,900	17,813
Inventory	12,030	16,620
Tax receivables	92	12,234
Restricted assets, current	1,350	4,387
Assets held for sale	261	380
Other current assets	4,954	5,892

Total current assets	85,858	109,230
Property, equipment and software at cost	39,537	35,535
Accumulated depreciation and amortization	(18,510)	(14,514)

Property, equipment and software, net	21,027	21,021

Goodwill	47,404	47,404
Acquired curriculum and technology intangibles, net	7,446	9,320
Acquired publishing rights, net	6,154	7,602
Other intangible assets, net	6,933	7,836
Pre-publication costs, net	13,329	11,660
Restricted assets, less current portion	6,107	6,754
Other assets	9,341	9,632

Total assets	$203,599	$230,459

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	As of
	June 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,068	$1,290
Accounts payable	2,354	3,007
Contingent value rights, current	—	7,599
Accrued expenses	21,042	20,530
Deferred revenue, current	35,114	45,974

Total current liabilities	59,578	78,400

Long-term liabilities:
Long-term debt	174,409	174,328
Capital lease obligations, less current portion	2,534	3,014
Deferred revenue, less current portion	6,962	5,631
Other liabilities	14,593	15,131

Total long-term liabilities	198,498	198,104

Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2013 and December 31, 2012)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 51,208 and 51,208 shares issued, and 46,904 and 47,098 shares outstanding at June 30, 2013 and December 31, 2012, respectively)	51	51
Capital surplus	282,849	282,450
Accumulated deficit	(327,089)	(318,442)
Treasury stock at cost (4,304 and 4,110 shares at June 30, 2013 and December 31, 2012, respectively)	(7,772)	(7,528)
Accumulated other comprehensive income (loss):
Pension and postretirement plans	(2,516)	(2,576)

Accumulated other comprehensive income (loss)	(2,516)	(2,576)

Total stockholders’ equity (deficit)	(54,477)	(46,045)

Total liabilities and stockholders’ equity (deficit)	$203,599	$230,459

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income (Loss) and

Adjusted EBITDA for the Three Months Ended June 30, 2013 and 2012

	Three Months Ended June 30,
	2013	2012
	(In thousands) (Unaudited)
Total net revenues	$42,786	$40,429
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues: Adjustments related to purchase accounting	9	123

Adjusted net revenues	$42,795	$40,552
Net income (loss)	$431	$(22,477)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	5,501	8,170
Net interest expense	4,679	4,627
Income tax (benefit) expense	102	(23)

Income (loss) from operations before interest, income taxes, and depreciation and amortization (EBITDA)	10,713	(9,703)
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(211)	(37)
Re-engineering and restructuring costs	—	2,045
Merger and acquisition activities	156	343
Stock-based compensation and expense	362	(20)
Embezzlement and related expenses (recoveries)	115	44
Adjustments related to purchase accounting	9	95
Adjustments to CVR liability	19	54
Goodwill impairment	—	14,700

Adjusted EBITDA	$11,163	$7,521

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and

Adjusted EBITDA for the Six Months Ended June 30, 2013 and 2012

	Six Months Ended June 30,
	2013	2012
	(In thousands) (Unaudited)
Total net revenues	$74,215	$68,284
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues: Adjustments related to purchase accounting	18	255

Adjusted net revenues	$74,233	$68,539
Net loss	$(8,647)	$(42,741)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	10,424	16,199
Net interest expense	9,255	9,404
Income tax expense	170	154

Income (loss) from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,202	(16,984)
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(430)	(73)
Re-engineering and restructuring costs	—	5,749
Management transition	1,501	—
Merger and acquisition activities	314	524
Stock-based compensation and expense	591	205
Embezzlement and related expenses (recoveries)	115	(41)
Adjustments related to purchase accounting	38	198
Adjustments to CVR liability	74	107
Goodwill impairment	—	14,700

Adjusted EBITDA	$13,405	$4,385